CONSENT OF EXPERT

December 14, 2022

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Re: Northern Dynasty Minerals Ltd. (the "Corporation")
Registration Statement on Form F-10 dated December 14, 2022
(the "Registration Statement")

I, James Lang, P. Geo, hereby consent to the reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  Preliminary Economic Assessment NI 43-101 Technical Report Update, Pebble Project, Alaska, USA, dated effective October 1, 2022.

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments, and to any prospectus supplements filed in connection with the Registration Statement.

Yours truly,

/s/ James Lang

_____________________________
James Lang, P. Geo